UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2021

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

500 Boylston St., Suite 1200,

Boston, MA 02116

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FCRD	NASDAQ Global Select Market
6.125% Senior Notes due 2023	FCRW	The New York Stock Exchange
5.00% Senior Notes due 2023	FCRX	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On November 22, 2021, First Eagle Alternative Capital BDC, Inc. (the “Company”) notified U.S. Bank National Association, the trustee (the “Trustee”) for the Company’s 6.125% Senior Notes due 2023 (the “Notes”), of the Company’s election to redeem the $51,607,250 aggregate principal amount of the Notes outstanding at a price of $25 per security (equal to 100% of the principal amount of the Notes) plus accrued and unpaid interest on the Notes to, but excluding, the date of redemption, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Company expects the redemption to be completed on December 21, 2021. Following the redemption, none of the Notes will remain outstanding, and they will be delisted from The New York Stock Exchange. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

On November 23, 2021, the Company issued a press release that announced the redemption of the Notes. A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of First Eagle Alternative Capital BDC, Inc., dated November 23, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

Date: November 23, 2021	By:	/s/ Jennifer Wilson
	Name:	Jennifer Wilson
	Title:	Chief Accounting Officer